UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)

(781) 522-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2021, Amy L. Johnson was appointed Corporate Vice President and Controller of Raytheon Technologies Corporation (the “Company”).  In this role, Ms. Johnson will serve as the Company’s principal accounting officer.

Ms. Johnson, age 46, joined United Technologies Corporation (“UTC”), predecessor of the Company, in 2005, and most recently served as Vice President, Finance, Commercial Engines of Pratt & Whitney. Prior to that, she served as Vice President and Controller of Pratt & Whitney and held other accounting and financial reporting roles of increasing responsibility.  Prior to joining UTC, Ms. Johnson was a senior auditor for PricewaterhouseCoopers LLP and has over 20 years of accounting, auditing and financial management experience.  Ms. Johnson holds a Bachelor of Science degree in Accounting from the University of Connecticut.

Ms. Johnson succeeds Michael J. Wood, who has resigned from the Company following a medical leave of absence, and Steven A. Forrest, who served as Acting Controller during Mr. Wood’s leave of absence.  Mr. Forrest will continue as Vice President and Assistant Controller of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION
(Registrant)

Date: September 1, 2021
By:  /s/ Frank R. Jimenez
Frank R. Jimenez
Executive Vice President & General Counsel